Exhibit 10.30A

Third Amendment to STANDARD INDUSTRIAL / COMMERCIAL SINGLE-TENANT LEASE - NET

This Third Amendment to Standard Industrial / Commercial Single Tenant Lease — Net (the “Third Amendment”) is made June 9, 2020 by and between SFC Leasing, LP, a California limited partnership (“Lessor”) and Serenity Wellness Growers, LLC, a Nevada limited liability company (“Lessee”).

RECITALS

Lessor and Lessee entered into a written lease agreement and Option to Purchase Lease Rider dated December 3, 2015 for the lease of approximately 22,000 square feet located at 203 E. Mayflower Avenue, North Las Vegas, Nevada 89030 (the “Premises”) and subsequent First Amendment dated January 12, 2016 (“First Amendment”), and subsequent Second Amendment dated August 22, 2016 (“Second Amendment”), (collectively the “Lease”).

TERMS

In consideration of the mutual agreement of said Lease herein contained, the Parties hereby agree to modifications of the Lease so illustrated in this Third Amendment.

Rent Abatement: In light of the coronavirus (“COVID-19”) pandemic and upon Lessee’s request, Lessor agreed to reduce Lessee’s monthly Base Rent from $29,000.00 to $25,000.00 for the months of April, May and June of 2020, equating to a $12,000.00 rent abatement (“Rent Abatement”). Lessee is not required to repay the Rent Abatement unless it Defaults on or Breaches the Lease.

Lease Extension and Base Rent Schedule: Pursuant to Section 52 of Addendum One, Lessee hereby exercises its option to extend the Lease Term from March 1, 2021 through February 28, 2026, whereby the Lease Expiration Date shall now be February 28, 2026. Lessee has requested Lessor to modify the monthly Base Rent Schedule as a material concession to Lessee. Lessor and Lessee have agreed to the following modified monthly Base Rent Schedule:

July 1, 2020 – February 28, 2021	$26,000.00 per month plus NNN
March 1, 2021 – February 28, 2022	$22,500.00 per month plus NNN
March 1, 2022 – February 28, 2023	$23,175.00 per month plus NNN
March 1, 2023 – February 28, 2024	$23,870.00 per month plus NNN
March 1, 2024 – February 28, 2025	$24,586.00 per month plus NNN
March 1, 2025 – February 28, 2026	$25,323.00 per month plus NNN

The above modified monthly Base Rent Schedule is applicable provided Lessee is not in Default or Breach of the Lease during the Lease Term. In the event Lessee is in Default or Breach of the Lease at any time during the Lease Term, Lessee shall owe Base Rent to Lessor as shown in the Second Amendment and as shown in Section 52 of Addendum One as though there were no Base Rent Schedule modifications after the Second Amendment.

Option to Extend: Lessee shall have the option to extend the term of the Lease for one (1) period of five (5) years (the “Extended Term Option”) at the then current Fair Market Value rent with annual increases of no more than three-percent (3%). The Extended Term Option shall be void unless Lessee provides written notice of its desire to exercise the option at least nine (9) months prior to the Lease Expiration Date and signs a Lease amendment to exercise such option at least six (6) months prior to the Lease Expiration Date.

Ratification: Except as herein modified, the Lease shall remain in full force and effect and any and all payments currently due under the Lease shall continue to be due until the new rental payments commence pursuant to the revised terms, as herein provided.

Authority. Lessee hereby covenants and warrants that (a) Lessee is in good standing under the laws of the State of Nevada, (b) Lessee has full corporate power and authority to enter into this Third Amendment and to perform all Lessee’s obligations under the Lease, as amended by this Third Amendment, and (c) each person (and all of the persons if more than one signs) signing this Third Amendment on behalf of Lessee is duly and validly authorized to do so.

Counterparts: This Third Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other.

Telecopy Execution and Delivery: A facsimile or email transmission of this Third Amendment may be executed by one or more parties hereto and an executed copy of this agreement may be delivered by one or more parties by facsimile or email transmission pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party, all parties agree to execute an original of this agreement as well as any facsimile, email transmission or other reproduction hereof.

Capitalized Terms: The capitalized terms contained herein shall have the same meanings as defined in the Lease.

In witness hereof, this Third Amendment has been executed by the Parties as of the date first written above.

LESSOR:	LESSEE

SFC Leasing, LP,	Serenity Wellness Growers, LLC,
a California Limited Partnership	a Nevada limited Liability company

By: /s/ Kelly Urata	By: /s/ Andrew J. Glashow

Print Name: Kelly Urata	Print Name: Andrew J. Glashow

Title: General Manager	Title: President and COO

Date: June 17, 2020	Date: 6-17-2020